Exhibit 99.1

For further information, contact:
Jeff Palmer	Louise Kehoe
Investor Relations	Ogilvy PR/ Marvell
408-222-8373	650-544-5070
jpalmer@marvell.com	louise.kehoe@ogilvypr.com

Marvell Technology Reports Preliminary Revenue for Fiscal Third Quarter

Santa Clara, California (November 3, 2008) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in storage, communications and consumer silicon solutions, today reported preliminary revenue would be below prior projections for the third quarter of fiscal year 2009, ended November 1, 2008.

Net revenue for the third quarter of fiscal 2009 is now expected to decline approximately 6-to-7 percent from net revenue of $843 million reported for the second quarter of fiscal 2009.  The revised revenue outlook is 3-to-4 percent above the $758 million reported for the third quarter of fiscal 2008.  Prior outlook for the third quarter of fiscal 2009 was for revenue to be in a range of $860 million to $880 million, or up 2% to 3% from the second fiscal quarter of 2009.

“The slowing of the world-wide economy has significantly impacted our business.  Visibility into the future demand for our products has also deteriorated,” said Dr. Sehat Sutardja, Marvell Chairman, President and Chief Executive Officer.  “Our customers continue to believe in the long-term strength of our product portfolio and our financial position remains strong as we manage through the current economic weakness.  There is a great deal of uncertainty in the current demand environment and as a result we are taking steps to ensure the long-term health and profitability of Marvell.”

Conference Call

Marvell will be conducting a conference call on November 3, 2008 at 3:00 p.m. PST to discuss preliminary results for the third quarter of fiscal 2009.  Interested parties may dial-in to the conference call at 1-800-259-0251, pass-code 92176799.  The call is being webcast by ThomsonReuters and can be accessed at Marvell’s website under the Investor Events section of the Investor Relations page at http://www.marvell.com/investors/events.jsp.  Replay on the Internet will be available until November 26, 2008.

About Marvell

Marvell Technology Group Ltd. (NASDAQ: MRVL) is a leader in the development of storage, communications and consumer silicon solutions.  Marvell’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking.  As used in this release, the terms “Company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries.  For more information visit www.marvell.com

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties concerning future demand for our products; long-term strength of Marvell’s product portfolio and overall financial position; and our expectation that net revenue will be below prior projections.  Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties.  These statements are not guarantees of results and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, including the Company’s reliance on major customers and suppliers; the Company’s ability to attract and retain customers; market acceptance of new products; economic and political conditions in the U.S. and abroad; and other risks detailed in Marvell’s SEC filings.  When Marvell files its Form 10-Q for the third quarter of fiscal 2009, the financial statements may differ from the results disclosed in this press release because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing.  The Company’s results also remain subject to review by the Company’s independent registered public accounting firm.  For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in the Marvell’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC and other factors detailed from time to time in Marvell’s filings with the SEC.  Marvell undertakes no obligation to revise or update publicly any forward-looking statements.